RAD INTEL

DOORDASH + symbiosys

Hello Emmett,

This month, DoorDash wrote a $175 million check to acquire Symbiosys to accelerate its $1B ads business.

This wasn't about reach, either — it's about infrastructure. DoorDash is locking in tools that streamline ad creation, improve targeting, and tie spend directly to performance.

Sound familiar? Meta just did the same with its $14.3B investment in Scale AI.

Two major players making moves to lock down their back-end systems. Because that's where the leverage is—own the infrastructure, then optimize what runs through it.

Because buying the pipes doesn't guarantee the ads will perform. Our platform helps brands after the infrastructure is in place. That's when the harder questions start: What content performs? Which creators convert? Where's the waste?

That's what RAD does best.

Brands and agencies tap us to spot the overlap between creative, influencer, and media strategy—then cut through it. Fortune 1000 brands rely on our audience insights to outperform traditional campaigns—**delivering up to 4X ROI without the noise.**

Less spend on what looks good. More investment in what actually works.

In-house engines run on RAD. Not just our AI tools—but the content decisions that perform before even one dollar is spent.

We hope you see what this moment means. We're not waiting for the shift—we're already in it after pioneering it. The results speak for themselves and others are trying to catch up.

To RAD,
Jeremy Barnett, CEO, RAD Intel

Want more information about RAD Intel?

Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

RAD INTEL

Unilever

RAD INTEL

Hi Emmett,

Unilever, the $150 billion consumer-goods giant, just put AI infrastructure on every board agenda this year. According to *The Wall Street Journal*, the company recently built its own Gen AI Content Studio, fed creators digital-twin assets, and turned one limited Dove soap drop into 3.5 billion impressions and a 52% first-time-buyer surge.

RAD Nation, budgets aren't disappearing—they're racing toward pipes that guarantee ROI. Most brands, though, don't have Unilever-level capital or patience to build from scratch, so they'll rent proven infrastructure instead.

And that my friends, is where RAD's AI-driven platform comes in. Our decision-layer tech already delivers the loop Unilever paid millions to create, and why we're seeing tremendous upside this summer.

- **Predict-before-you-pay tooling:** Matches audiences, creators, and content ahead of spend—producing up to 3.5 × ROI for brands such as Skechers, Hasbro, and MGM.
- **Compounding momentum:** 1600% valuation lift to $85M; sales contracts doubling compared with FY 2024.
- **Institutional conviction**: Adobe, Fidelity, and Expert Dojo's Brian MacMahon—who called RAD Intel "a unicorn in the making" last month to more than 40,000 investors

We're moments away from filing our Form 1-A with the SEC, and once qualified, our Reg A round reopens. Based on the surge of interest so far, we're inviting RAD Nation to join the waitlist and potentially lock in up to 5% bonus shares when investing in the upcoming round.

Join the waitlist now, and lock in your bonus-share eligibility

Thank you for being part of RAD Nation and for believing in our vision. Together, we're building the infrastructure that will define the next decade of marketing.

To RAD!
Jeremy Barnett, CEO, RAD Intel

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Investor Relations: 844-902-3836
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RAD INTEL


CONGRATULATIONS
TO OUR WINNERS
CANNES LIONS

Hello Emmett,

Cannes Lions, the Super Bowl of global advertising, wrapped its 2025 edition late last month. CMOs, agency chiefs, and global brand leadership showed up with the same goal—to find what's actually working, and then fund it faster.

This year, nearly 20% of all entries at Cannes came from the Social & Creator category. The takeaway is clear—brands are channeling serious budget into what drives real growth, and creators are now central to that strategy.

RAD is built for this moment, helping brands move faster and perform better in a market that rewards precision. **Our proprietary AI-driven platform** ranks creators by real-time revenue lift—not follower vanity metrics. It gives CMOs the one thing they need most in this cycle, performance numbers they can take to finance ***before a single dollar moves.***

We know where the market is headed because we're already building with the brands leading it. **Skechers, Hasbro, Sephora, and MGM** are moving with speed and confidence—powered by cultural insight that drive real performance through RAD's platform.

Internally, discovery cycles are closing in hours. Fortune-level renewals are accelerating. Agency white-label demand is compounding week over week.

And we're just getting started.

If you've been tracking our momentum this year, now's the time to move. **Join the waitlist before our Reg A+ reopens**—early reservations may **secure bonus-share eligibility** the moment the retail window goes live.

To RAD,
Jeremy Barnett, CEO, RAD Intel

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Investor Relations: 844-902-3836
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RAD INTEL



LIVE
Schwab
MEGA CAPS
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(TSLA) 294.56
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(NFLX) 1276.60
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(META)
▲ 733.00
WHAT'S NEXT FOR A.I. IN BIG TECH

Hello Emmett,

Momentum has a way of attracting attention—and this week it brought RAD Intel straight to Wall Street's doorstep.

Last Wednesday, I joined **Schwab Network's On The Close**, a live market news show that's watched by fund managers and analysts who move billions every day. We explored how AI is reshaping agency M&A, why legacy playbooks are cracking, and how brands like Skechers, Hasbro, and MGM use RAD to craft richer stories—then get those stories into market weeks faster than the old model ever allowed.

As I said on air, *"Ad budgets are consolidating fast, and the winners will be the platforms that own the entire content pipeline—data in, story out. RAD was built exactly for that edge."*

Media coverage like this is true company validation, not vanity metrics. It puts RAD directly in front of capital and brands that value smarter content and faster execution. It also accelerates deal flow and spotlights RAD as the partner of choice for results-driven leaders.

[Watch the full segment here]

If you're ready to join RAD Nation —or deepen your position – we invite you to join our waitlist today and we'll notify you the minute our Reg A offering reopens. Waitlist reservations may have the opportunity to **secure bonus-share eligibility – up to 5%** – the moment the retail window goes live.

We couldn't be more excited about what this next phase of growth will look like and we certainly couldn't do this without our investor community. Thank you for your continued support; we're truly grateful.

To RAD,
Jeremy Barnett, CEO, RAD Intel

LOCK BONUS SHARES - JOIN RAD'S WAITLIST

Want more information about RAD Intel?

Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

The company is "testing the waters" under Regulation A+. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. It may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the company does go ahead with an offering, it will only be able to make sales after it has filed an Offering Statement with the Securities and Exchange Commission (SEC) and the SEC has "qualified" the Offering Statement. The information in that Offering Statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the SEC before investing.

RAD INTEL

WPP

RAD INTEL

Hello Emmett,

Over the past week, WPP wiped a striking 18% off its market cap after warning clients are slashing ad spend—a *Barron's* headline that says out loud what every CMO is whispering—agencies must prove impact or lose budget.

Anything that doesn't deliver immediate, measurable lift is on the chopping block.

That's why RAD is scaling.

RAD Nation, we were built for this moment—when performance has to be proven before spend, and real-time clarity is the only competitive edge. We outmatch, outpace, and outwin our competitors - every time.

Our proprietary AI platform has delivered game-changing campaigns for Fortune 1000 brands like MGM, Hasbro, and Skechers. It helps brands go deep into micro-communities and uncover the stories that actually convert—before a dollar is spent. From audience discovery to creative activation, we deliver sharper targeting and better performance where it matters most.

Skechers is a good example of the kind of campaign we hit out of the park —we took straight-up product content, flipped it into emotional storytelling, and made it resonate in just a few weeks.

Guess what happened? Engagement rose nearly 90%, media waste dropped IN HALF, and the campaign brief to product launch shrank from **two weeks to one, single day.**

That kind of shift doesn't go unnoticed, and the tech to make it happen isn't built overnight. Efficiency isn't optional anymore. Brands are demanding more with less, and RAD is where smart marketers and agencies are turning to deliver it.

As more major brands look for faster, smarter ways to grow, we're inviting this community to get in early. **Join the RAD waitlist**—early reservations may lock in up to **5% bonus-share eligibility** before the retail window reopens.

RAD's next phase is underway—and we'd love to have you with us as we keep reshaping marketing with AI that performs.

Thanks again for your support. Let's keep building together.

To RAD,
Jeremy Barnett, CEO, RAD Intel

JOIN THE RAD WAITLIST NOW

Want more information about RAD Intel?

Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

RAD INTEL


RAD INTEL

Hi Emmett,

Big news for RAD Nation this month – Meta's $14.3 billion stake in Scale AI has just **valued live-data engines at 24X revenue**. Deals like this are popping up across every vertical– consolidation around AI infrastructure is gaining momentum – and marketing is no exception: whoever owns the real-time decision layer will write the next growth chapter.

This is precisely RAD's lane.

Our platform predicts which campaigns will win before they launch. Fortune 1000 brands—we're talking Hasbro, Sephora, Skechers —they've already shifted dollars to RAD, pocketing up to **3.5X stronger ROI.**

RAD's revenue has grown 1,600% in just two years—now valued at $85M and still pre-IPO. Sales contracts are doubling year over year, and we just locked our NASDAQ ticker: $RADI.*

More than 9,000 investors are already in, including Adobe, Fidelity and insiders from Meta, Youtube, Google and Amazon. But our share price still sits at day-one levels...while comps are moving at 24X revenue.

RAD Nation, if you've been waiting for the right moment, this is it. Add your name to the priority list today and lock in early access for when the next round opens—plus up to 5% bonus shares.

Catch this round before the curve resets.

To RAD,
Jeremy Barnett, CEO, RAD Intel

👉LOCK IN BONUS SHARES - JOIN RAD'S WAITLIST

Want more information about RAD Intel?

Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

The company is "testing the waters" under Regulation A+. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. It may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the company does go ahead with an offering, it will only be able to make sales after it has filed an Offering Statement with the Securities and Exchange Commission (SEC) and the SEC has "qualified" the Offering Statement. The information in that Offering Statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the SEC before investing.

RAD INTEL

Hi Emmett,

Big news hit the ad world this quarter – major players like Nielsen, Realeyes, Snap, and IAS have announced plans to roll out new 'attention scoring' tools, using eye-tracking to grade ad performance.

The industry is moving fast toward what we've been doing all along. **The RAD Score™** has been delivering attention-based performance insights for over two years.

And we're not just early. **We're embedded**. Bluechip brands like **Adobe Express are featuring the RAD Score™** in its national campaigns, and continues to use it across go-to-market strategy today. It's the benchmark they trust to evaluate creator performance.

That validation matters, and so does this – when it comes to content marketing, RAD is now *THE* platform of choice for Fortune 1000 brands like MGM, Hasbro, and Skechers. We're powering campaigns that deliver 3 - 4X ROI, helping brands shift spend toward what actually works.

And RAD Nation—we're moments away from filing our 1-A with the SEC. Once approved, we'll reopen our Reg A+ offering to the public. If you've been following along, now is the time to join the waitlist and lock in early access. You may also be eligible for up to 5% in bonus shareswhen the A+ goes live.

👉 **Join the Waitlist + Secure 5% Bonus Shares Today**

Brands are moving fast—and RAD is where they're landing. Don't miss this short window of opportunity.

Thanks for locking arms with us early. We're excited to have your support this journey as we disrupt major industries at scale with our AI-driven platform.

To RAD,

Jeremy Barnett, CEO, RAD Intel

Want more information about RAD Intel?

Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

RAD INTEL

Forbes

RAD INTEL

Hello Emmett,

We're proud to share that our CEO, Jeremy Barnett, has been featured again in Forbes—this time through his latest article for the Forbes Technology Council. The headline says it all:

"AI Isn't a Trend. It's the New Marketing System."

That same system drives RAD Intel. It's the reason brands like Skechers, MGM, and Hasbro trust our platform to deliver outcomes and operational advantage in one move. It also powers our AIBO strategy—scaling the market through targeted M&A that deepens our stack and widens our moat. More investor-only details on those moves are coming soon.

Everything we build serves a single thesis: AI must power real-time decision loops, let creativity evolve ahead of the trend report, and drive results that compound quarter after quarte

As Jeremy writes:

> *"The brands pulling ahead aren't the ones adding AI to the end of a campaign—they're the ones starting every marketing decision with it."*

That perspective doesn't just reflect where the industry is headed—it's what we've been building towards from the very beginning here at RAD Intel. And Jeremy's column makes it very clear - the future of marketing belongs to the operators who embed AI across every decision loop, and RAD Intel is leading that charge.

Forbes doesn't hand column space to passive commentators. They look for founders shaping the next era—and Jeremy is doing exactly that.

Take two minutes to read this column—and you'll see exactly how that thinking translates into RAD's growth plan.

🔗 Read the Forbes article

Thank you for being part of what we're building.

More updates soon,

– The RAD Intel Team

LEARN MORE ABOUT RAD INTEL

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Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

RAD INTEL



RAD Intel
$0.63
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$0.50
$0.40
$0.30
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$0.10
$0.05
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$0.38
$0.70
Dec 2021
Dec 2022
Dec 2024
Aug 2025

Hi Emmett,

Over the past week, WPP wiped a striking 18% off its market cap after warning clients are slashing ad spend—a Barron's headline that says out loud what every CMO is whispering — agencies must prove impact or lose budget.

Anything that doesn't deliver immediate, measurable lift is on the chopping block.

That's why RAD is scaling.

RAD Nation, we were built for this moment—when performance has to be proven before spend, and real-time clarity is the only competitive edge. We outmatch, outpace, and outwin our competitors - every time.

Our proprietary AI platform has delivered game-changing campaigns for Fortune 1000 brands like MGM, Hasbro, and Skechers. It helps brands go deep into micro-communities and uncover the stories that actually convert—before a dollar is spent. From audience discovery to creative activation, we deliver sharper targeting and better performance where it matters most.

Skechers is a good example of the kind of campaign we hit out of the park—we took straight-up product content, flipped it into emotional storytelling, and made it resonate in just a few weeks.

Guess what happened? Engagement rose nearly 90%, media waste dropped IN HALF, and the campaign brief to product launch shrank from **two weeks to one, single day.**

That kind of shift doesn't go unnoticed, and the tech to make it happen isn't built overnight. Efficiency isn't optional anymore. Brands are demanding more with less, and RAD is where smart marketers and agencies are turning to deliver it.

As more major brands look for faster, smarter ways to grow, we're inviting this community to get in early. **Join the RAD waitlist**—early reservations may lock in up to **5% bonus-share eligibility** before the retail window reopens.

RAD's next **phase is underway**—and we'd love to have you with us as we keep reshaping marketing with AI that performs.

Thanks again for your support. Let's keep building together.

To RAD,
Jeremy Barnett, CEO, RAD Intel

JOIN THE RAD WAITLIST NOW

Want more information about RAD Intel?

Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

RAD INTEL

RAD INTEL

"HOW RAD INTEL BECAME A ROCKETSHIP IN A TOUGH MARKET.

VC Investor @ Expert Dojo
Brian MacMahon, Managing Director

Hi Emmett,

Momentum loves proof. Last month, one of our early stage investors called RAD their best early bet. This week our first institutional backer, Expert Dojo, shared the same conviction with 40 000+ founders and VCs.

Expert Dojo's CEO, Brian Mac Mahon, just called RAD a "unicorn in the making." He reminded his audience that his $5M entry three years ago now rides an $85M valuation and $49M in fresh capital—and he credits RADs early leap into AI-powered marketing for turning uphill battles into clear market leadership.*

This awesome Expert Dojo spotlight and validation lands on top of the numbers you already know:

- **3.5 X ROI in market** for brands like Hasbro, MGM, and Skechers—driven by decision-layer AI that predicts winners before the first dollar is spent.
- **1600% revenue valuation lift in four years** (from $5M-$85M) as the market wakes up to who's actually powering this AI shift in marketing.
- **9000+ shareholders on the cap table**, including Expert Dojo, Adobe, Fidelity, and former execs from Google, Meta, YouTube, and Amazon.

Based on recent interest and momentum, we're inviting our community here at RAD Nation to **join the waitlist and potentially lock in up to 5% bonus shares** when investing in the upcoming Reg A round.

If you want to hear more from Brian at Expert Dojo, watch the full feature here:

Expert Dojo: Bullish on RAD Intel

To RAD,
Jeremy Barnett, CEO, RAD Intel

JOIN THE REG A+ WAITLIST & LOCK IN BONUS SHARES

Want more information about RAD Intel?

Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

RAD INTEL


Jeff Bishop
RagingBull
Jeremy Barnett
CEO of RAD Intel

Hi Emmett,

Last week I spent 30+ minutes with Jeff Bishop on RagingBull, the go-to show for fast-moving retail investors. In one interview, we put RAD Intel's momentum in front of thousands of action-oriented buyers – and the response was immediate.

As I told Jeff during our conversation, "We're experiencing serious momentum with 1,600% valuation growth in under four years." Our share price officially increases on August 14—and is still open at $0.63/share for accredited investors during this limited Reg D offering. This round is pacing fast.

RAD Intel is already delivering the kind of results that turn Wall Street heads:

- **3.5× ROI** already delivered for Hasbro, Skechers, MGM
- **Backed by Adobe & Fidelity**, 9,000+ investors, including insiders from Meta, Youtube, Google and Amazon
- **Traction fuels our AIBO strategy**, our Artificial Intelligence Buyout is unlocking high-margin, underserved industries and we're close to major updates here.

Your next move is simple: join the waitlist now to potentially secure up to **5% bonus shares** when our Reg A+ round reopens in (what we're hoping will be) just a few more weeks. We'll keep you posted.

RAD Nation, Jeff Bishop put it best: *"RAD isn't another headline-grabber—it's delivering results that are hard to ignore."* See exactly why he said that:

[Watch the full RagingBull interview replay]

Thank you for backing the vision and pushing us forward every step of the way.

To RAD!
Jeremy Barnett, CEO, RAD Intel

JOIN THE REG A+ WAITLIST NOW

Want more information about RAD Intel?

Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

RAD INTEL

Hi Emmett,

As we move into our next phase of growth, we want to highlight someone who has been shaping RAD Intel's success from the very start — Alex Wissner-Gross, Ph.D. Some of you have met Alex on recent calls; others may not yet know the depth of his connection to RAD and his unique position in the AI market.

Alex is a Harvard- and MIT-trained scientist, TEDx speaker, and globally recognized AI leader. He holds 23 patents in various stages, has published more than 20 peer-reviewed papers, and is featured in outlets such as The Wall Street Journal, CNN, USA Today, and Wired. He has also advised and/or invested in more than thirty deep-tech companies.

Beyond advising directly on our acquisition strategy, Alex keeps us plugged into the most advanced AI models and products, ensuring our team stays fluent in the latest innovations. He's mentoring senior leaders and account teams while implementing high-efficiency workflows with tools like Sora, GPT's latest, Claude, Google VEO 3, and DALL·E 3.

Net-net is clear, and Alex's support is already raising execution speed and precision across the entire team and we are thrilled to work with him.

Thanks for standing with us. Your backing, together with Alex's insight, powers RAD's momentum.

Join The Reg A+ Waitlist + Secure Bonus Shares Today

To RAD,
Jeremy Barnett, CEO, RAD Intel

Want more information about RAD Intel?

Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

RAD INTEL

Hi Emmett,

As we move into our next phase of growth, we want to highlight someone who has been shaping RAD Intel's success from the very start — Alex Wissner-Gross, Ph.D. Some of you have met Alex on recent calls; others may not yet know the depth of his connection to RAD and his unique position in the AI market.

Alex is a Harvard- and MIT-trained scientist, TEDx speaker, and globally recognized AI leader. He holds 23 patents in various stages, has published more than 20 peer-reviewed papers, and is featured in outlets such as The Wall Street Journal, CNN, USA Today, and Wired. He has also advised and/or invested in more than thirty deep-tech companies.

Beyond advising directly on our acquisition strategy, Alex keeps us plugged into the most advanced AI models and products, ensuring our team stays fluent in the latest innovations. He's mentoring senior leaders and account teams while implementing high-efficiency workflows with tools like Sora, GPT's latest, Claude, Google VEO 3, and DALL·E 3.

Net-net is clear, and Alex's support is already raising execution speed and precision across the entire team and we are thrilled to work with him.

Thanks for standing with us. Your backing, together with Alex's insight, powers RAD's momentum.

Join The Reg A+ Waitlist + Secure Bonus Shares Today

To RAD,
Jeremy Barnett, CEO, RAD Intel

Want more information about RAD Intel?

Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

RAD INTEL


RAD INTEL
"GPT-5 Just Dropped."
"RAD's Reg A Reopens Soon."

Hi Emmett,

The news is everywhere this week – OpenAI is *finally* launching GPT-5. The specs are very impressive—multimodal processing, massive context windows, agent-like reasoning. But the real unlock is how fast this tech will move from theory into operating systems, products, and portfolios.

This is exactly the kind of moment RAD was built for.

Our AI-driven platform is designed to integrate advancements like GPT-5 in real time—so every OS-level upgrade sharpens how we go to market, scale acquisitions, and drive performance across the portfolio. We don't need to pause and adapt. We accelerate with every release.

- Creative scoring gets faster
- Targeting gets sharper
- Acquisition decisions get smarter
- And our entire infrastructure compounds

And, our momentum isn't just technical these days — **it's also financial.** The same advancements that make our platform stronger also make our valuation more compelling. That window closes soon.

Your next move is simple: **join the waitlist now to potentially secure up to 5% bonus shares** when our Reg A+ round reopens—hopefully in just a few more weeks.

We'll keep you posted as soon as it goes live. This is the best way to reserve early access and stay ahead of the crowd.

To RAD!
Jeremy Barnett, CEO, RAD Intel

JOIN THE REG A+ WAITLIST NOW

Want more information about RAD Intel?

Investor Relations: 844-902-3836
Schedule a meeting: Calendly Meeting

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